EXHIBIT 5





                                 THERMEDICS INC.
                               470 Wildwood Street
                                 P. O. Box 2999
                        Woburn, Massachusetts  01888-2697


                                December 20, 1995


        Thermedics Inc.
        470 Wildwood Street
        P. O. Box 2999
        Woburn, Massachusetts  01888-2697

             Re:  Registration Statement on Form S-8

        Dear Sirs:

             I am General Counsel to Thermo Cardiosystems Inc., a
        Massachusetts corporation (the "Company"), and have acted as counsel in connection with the registration under the Securities Act of 1933, as amended, on Form S-8 (the "Registration
        Statement"), of 150,000 shares of the Company's Common Stock, $.10 par value per share (the "Shares").

             I or a member of my staff have reviewed the corporate proceedings taken by the Company with respect to the authorization of the issuance of the Shares. I or a member of my staff have also examined and relied upon originals or copies, certified or otherwise authenticated to my satisfaction, of all corporate records, documents, agreements or other instruments of the Company and have made all investigations of law and have discussed with the Company's representatives all questions of fact that I have deemed necessary or appropriate.

             Based upon and subject to the foregoing, I am of the opinion that:

             1. The Company is a corporation duly organized, validly existing and in corporate good standing under the laws of the Commonwealth of Massachusetts.

             2. The issuance and sale of the Shares as contemplated in the Registration Statement have been duly authorized by the Company.
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             3.   The Shares, when issued and sold in accordance with the
        provisions of the Thermo Electron Corporation MoneyMatch Plus
        Plan will be validly issued, fully paid and nonassessable.

             I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                           Very truly yours,




                                           Seth H. Hoogasian
                                           General Counsel

        SHH/mj